                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 22, 2006

                              --------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                         1-31447                  74-0694415
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


            1111 LOUISIANA
            HOUSTON, TEXAS                                        77002
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (713) 207-1111

                              --------------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 22, 2006, the Compensation Committee ("Compensation Committee") of the Board of Directors of CenterPoint Energy, Inc. (the "Company") determined certain matters related to the awards to Mr. McClanahan, the Chief Executive Officer, and the four other most highly compensated executive officers of the Company, Messrs. Whitlock, Rozzell, Standish and Kelley (collectively referred to as the "named executive officers"), in connection with the CenterPoint Energy, Inc. Short Term Incentive Plan for fiscal year 2006 and in connection with goals and stock awards under the Company's Long-Term Incentive Plan for the 2006-2008 performance cycle. Further, the Compensation Committee recommended to the Board of Directors and on February 23, 2006, the Board of Directors approved the base salaries of the Company's named executive officers for 2006.

CenterPoint Energy, Inc. Short Term Incentive Plan

         Cash bonuses are payable pursuant to the Short Term Incentive Plan based on the achievement of certain performance objectives approved in accordance with the terms of the Plan at the commencement of the year. On February 22, 2006, the Compensation Committee approved the target amount and performance objectives for the Chief Executive Officer under the Short Term Incentive Plan for fiscal year 2006. Additionally, on the same date, after review of his proposals with the Compensation Committee, the Chief Executive Officer of the Company approved the target amount and performance objectives for awards to the other named executive officers under that Plan for fiscal year 2006.

         In order for any amounts to be payable under the Plan with respect to 2006, after-tax income from continuing operations, excluding certain impacts related to the Company's Zero-Premium Exchangeable Subordinated Notes, must exceed the common dividend paid to shareholders, and operating income must equal or exceed $850 million. Target annual incentives for the named executive officers of the Company for 2006 range from 50% to 85% of base salary earned in 2006. The maximum payout for any named executive officer is two times his target award, except for Mr. McClanahan and Mr. Kelley, whose maximum payouts are 1.5 and 2.5 times their target awards, respectively. Plan funding is determined by measuring achievement of the performance criteria. Individual named executive officer payouts are subject to discretionary adjustment by the Compensation Committee above or below the funding level, taking into account the Chief Executive Officer's assessment of certain individual performance measures. The payout to the Chief Executive Officer may be decreased below the level determined by measuring achievement but not increased.

         The performance goals for the named executive officers of the Company under the Plan for 2006 are based on the criteria summarized on Exhibit 10.1 hereof, which is incorporated by reference herein. As used in Exhibit 10.1, "Operating Income" refers to the reported operating income of the Company, adjusted to include income reported as other income from any partnerships in which the Company holds an equity interest and to exclude the impacts on operating income of certain regulatory actions related to the Company's stranded cost recovery and any variances in severance costs budgeted by the Company.

Long-Term Incentive Plan of CenterPoint Energy, Inc.

         On February 22, 2006, the Compensation Committee approved performance goals and grants under the Long-Term Incentive Plan of the Company consisting of
(i) performance shares for the 2006-2008 performance cycle and (ii) stock awards to the named executive officers. Distributions pursuant to the performance share awards are based on a total shareholder return measure of the Company compared to companies in the S&P utility index, weighted at 70%, and improvement in the Company's operating income, weighted at 30%. For purposes of the Company's goals for the 2006-2008 performance cycle, "Operating Income" means reported operating income of the Company adjusted to (i) include income reported as other income from any partnerships in which the Company holds an equity interest and (ii) exclude (A) income related to the Company's stranded cost recovery, (B) the impacts of any acquisitions, mergers and divestitures and (C) the impacts of any changes in accounting standards. The stock awards vest three years from the date of grant if a minimum of $1.80 per share in cash dividends has been declared on the Company's common stock during the three-year period.

         Target amounts for these awards range from 90% to 200% of base salary. The named executive officers will receive 70% of their awards in performance shares and 30% in stock awards. Payouts of the performance share awards can range from 0% to 150% based on achievement of the applicable performance goals.

         Forms of agreement for performance share awards and stock awards with performance goals under the Long-Term Incentive Plan of the Company are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

Executive Officer Base Salaries

         On February 23, 2006, the Board of Directors of the Company approved the following base salaries for the named executive officers of the Company effective April 1, 2006: David M. McClanahan, $980,000; Gary L. Whitlock, $445,000; Scott E. Rozzell, $425,000; Thomas R. Standish, $405,000; and Byron R. Kelley, $313,000.

Continuing Service of Directors

         Under the Company's Bylaws, a member of the Board of Directors must step down from the Board at the annual meeting after he or she reaches 70 years of age, unless the Board determines that the member has special skill, experience or distinction having value to the Company that is not readily available or transferable. Both directors John T. Cater and Thomas S. Madison will have reached 70 years of age by the expected date of the Company's annual meeting in May 2006. However, on February 23, 2006, the Board of Directors determined that their service should be extended until the expiration of their current terms, which would expire in 2007 for Mr. Cater and 2008 for Mr. Madison. In conjunction with this decision, Mr. Cater has agreed to waive during the last year of his current term the interest that would be earned by him on deferrals he made prior to 1989 under the Company's 1985 Deferred Compensation Plan. The 1985 Deferred Compensation Plan provides for interest accruals at rates substantially above current market rates and was designed to begin payment status at the later of when a director retires or reaches age 70. Instead of the rate prescribed under that plan, the interest rate earned by Mr. Cater on those deferrals during the last year of his current term will be reduced to Mr. Cater's applicable interest rate paid under the Company's present deferred compensation plan (8.08%), and the amount of interest accrued during the last year of his term will accrue interest at the 8.08% rate over the 15 year payout period. Mr. Cater is the only current director who has balances under the 1985 Deferred Compensation Plan. Otherwise, Messrs. Cater and Madison will receive the compensation payable to directors until the expiration of their current terms.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

                  The exhibits listed below are filed herewith.

                  (d)      Exhibits.

                  10.1 Summary of Performance Goals and Objectives under the CenterPoint Energy, Inc. Short Term Incentive Plan.

                  10.2 Form of Performance Share Award Agreement for the 20XX-20XX Performance Cycle under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

                  10.3 Form of Stock Award Agreement (With Performance Goals) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CENTERPOINT ENERGY, INC.



Date: February 28, 2006                          By:   /s/ James S. Brian
                                                    ----------------------------
                                                       James S. Brian
                                                       Senior Vice President and
                                                       Chief Accounting Officer

                                  EXHIBIT INDEX

 EXHIBIT
  NUMBER                                             DESCRIPTION
 -------          --------------------------------------------------------------------------------------------------

  10.1        --  Summary of Performance Goals and Objectives under the CenterPoint Energy, Inc. Short Term
                  Incentive Plan.

  10.2        --  Form of Performance Share Award Agreement for the 20XX-20XX Performance Cycle under the Long-Term
                  Incentive Plan of CenterPoint Energy, Inc.

  10.3        --  Form of Stock Award Agreement (With Performance Goals) under the Long-Term Incentive Plan of
                  CenterPoint Energy, Inc.